FOR IMMEDIATE RELEASE	Contact: Mike Ogburn (502) 636-4415 (office) (502) 262-0224 (cellular) mogburn@kyderby.com

CHURCHILL DOWNS INCORPORATED TO ACT AS "STALKING HORSE" IN
FAIR GROUNDS CORPORATION'S BANKRUPTCY AUCTION

LOUISVILLE, Ky.  (June 25, 2004) - Churchill Downs Incorporated ("CDI" or the "Company") (Nasdaq: CHDN) today announced that it is the opening bidder or "stalking horse" in the bankruptcy auction for Fair Grounds Corporation's ("Fair Grounds" or "Debtor") racetrack and off-track betting assets. The Company's role in the auction process was established as part of the Debtor's plan for reorganization. The opening bid for the assets will be $45 million.

        "We are pleased to be in this position and hope through the auction process that we will be able to further build the Churchill Downs Incorporated brand by acquiring this quality racetrack," said Thomas H. Meeker, CDI's president and chief executive officer. "Fair Grounds offers CDI a winter Thoroughbred racing meet and alternative gaming in a historically strong racing market. We believe that should Fair Grounds become part of our racing portfolio, the racetrack would benefit from CDI's industry-leading branding, operational expertise and simulcast distribution network.

        "We view Fair Grounds and CDI as a good strategic fit," Meeker continued. "In our meetings with state and local officials in Louisiana, we have been made to feel welcome in the community while being encouraged by the region's business-friendly climate. We are hopeful that we can create the best outcome for the New Orleans community, Fairgrounds' creditors, Louisiana horsemen, the racetrack's workers and customers, and our shareholders."

        CDI's offer is subject to the satisfaction of customary conditions and Meeker offered no assurances that the Company would be the successful bidder in the auction or that any agreement between the parties would be consummated.

        Churchill Downs Incorporated, headquartered in Louisville, Ky., owns and operates world-renowned horse racing venues throughout the United States. The Company’s racetracks in California, Florida, Illinois, Indiana and Kentucky host 114 graded-stakes events and many of North America’s most prestigious races, including the Kentucky Derby and Kentucky Oaks, Hollywood Gold Cup and Arlington Million. CDI racetracks have hosted nine Breeders’ Cup World Thoroughbred Championships – more than any other North American racing company. CDI also owns off-track betting facilities and a television production company and has interests in various telecommunications and racing services companies that support CDI’s network of simulcasting and racing operations. CDI trades on the Nasdaq National Market under the symbol CHDN and can be found on the Internet at www.churchilldownsincorporated.com.

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        This news release contains forward-looking statements made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and/or management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Forward-looking statements speak only as of the date the statement was made. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. Forward-looking statements are typically identified by the use of terms such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "might," "plan," "predict," "project," "should," "will," and similar words, although some forward-looking statements are expressed differently. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from our expectations include: the inherent uncertainties in the bankruptcy auction process, including that we will not be the successful bidder; the effect of global economic conditions; the effect (including possible increases in the cost of doing business) resulting from future war and terrorist activities or political uncertainties; the economic environment; the impact of increasing insurance costs; the impact of interest rate fluctuations; the financial performance of our racing operations; the impact of gaming competition (including lotteries and riverboat, cruise ship and land-based casinos) and other sports and entertainment options in those markets in which we operate; a substantial change in law or regulations affecting our pari-mutuel activities; a substantial change in allocation of live racing days; litigation surrounding the Rosemont, Illinois, riverboat casino; changes in Illinois law that impact revenues of racing operations in Illinois; a decrease in riverboat admissions subsidy revenue from our Indiana operations; the impact of an additional Indiana racetrack and its wagering facilities near our operations; our continued ability to effectively compete for the country's top horses and trainers necessary to field high-quality horse racing; our continued ability to grow our share of the interstate simulcast market; our ability to execute our acquisition strategy and to complete or successfully operate planned expansion projects; our ability to adequately integrate acquired businesses; market reaction to our expansion projects; any business disruption associated with our facility renovations; the loss of our totalisator companies or their inability to keep their technology current; our accountability for environmental contamination; the loss of key personnel and the volatility of our stock price.

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